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                                                                    EXHIBIT 3.16


                                    BY-LAWS

                                       OF

                        CREATIVE FABRICATION CORPORATION

                                   * * * * *

                                   ARTICLE I

                                SHARES OF STOCK

         SECTION 1. Certificate of Shares. The certificates for shares of the Capital Stock of this company shall be in such form, not inconsistent with the Articles of Incorporation of the company, as shall be prepared or be approved by the Board of Directors. The certificates shall be signed by the President or a Vice President, and also by the Secretary or an Assistant Secretary.

         SECTION 2. Transfer of Shares. Shares of the Capital Stock of the company shall be transferred by endorsement of the certificates or by assignment separate from the certificates representing said shares by the registered holder thereof or his attorney, and its surrender to the Secretary for cancellation. Whereupon the Secretary shall issue to the transferee or transferees, as specified by the endorsement, new certificates for a like number of shares. Transfers shall be made only upon the books of the company and upon said surrender and cancellation; and shall entitle the transferee to all the privileges, rights and interests of a shareholder of this company.

         SECTION 3. Closing of Transfer Books. The stock transfer books for meetings of the shareholders may be closed as follows:

         The Board of Directors is authorized to fix in advance a date, not more than 60 days nor less than 10 days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of Capital Stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of Capital Stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.


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         SECTION 4.        Registered Stockholders.  The corporation shall be
entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Tennesee.

         SECTION 5. Lien. The corporation shall have a lien upon all stock or property of its members invested therein, for all debts due to it by the owners thereof.

         SECTION 6. Lost Certificates. In case of the loss of any certificate of shares of stock, upon due proof by the registered holder or his representatives, by affidavit of such loss, the Secretary shall issue a duplicate certificate in its place, upon the corporation being fully indemnified therefor, but indemnity may be waived by the Board of Directors.

         SECTION 7. Dividends. The Board of Directors, in its discretion, from time to time, may declare dividends upon the Capital Stock from the earned surplus and net prof its of the company.

         SECTION 8. Fiscal Year. The fiscal year of the company shall end on the 31st day of December in each year.

         SECTION 9. Corporate Seal. The Board of Directors shall provide a suitable corporate seal, which seal shall be in the charge of the Secretary, and shall be used by him.

                                   ARTICLE II

                            MEETING OF SHAREHOLDERS

         SECTION 1. Place of Meetings. All meetings of the shareholders of the corporation shall be held at such place, within or without the state of Tennessee, as may be determined by the Board of Directors.

         SECTION 2. Annual Meetings. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may come before the meeting shall be held on the first Tuesday in May in each year. if it shall happen at any time that an election of directors is not held on the day designated therefor, it shall be lawful on any other day upon due notice as provided in these By-Laws to hold such election.

         SECTION 3. Notice. Written notice of the date, time and place of any shareholders' meeting shall be mailed to each shareholder at his last known address, as the same appears on the stock book of the company, or if no such address appears, at his last known place of address, at least ten days prior to any meeting and any notice of special meeting shall indicate briefly the object or objects





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thereof.  Nevertheless, if all the shareholders waive notice--of the meeting, no notice of the same shall be required, and whenever all the shareholders shall meet in person or by proxy, such meeting shall be valid for all purposes, without call or notice, and at such meeting any corporate action shall not be invalid for want of notice.

         SECTION 4. Quorum. At any meeting of the shareholders, the holders of a majority of all the voting shares of the Capital Stock of the company issued and outstanding, present in person or represented by proxy, shall constitute a quorum. Meetings at which less than a quorum is represented may, however, be adjourned from time to time to a further date by those who attend, without further notice other than the announcement at such meeting, and when a quorum shall be present upon any such adjourned day, any business may be transacted which might have been transacted at the meeting as originally called.

         SECTION 5. Voting. Each shareholder shall be entitled to one vote for each share of voting stock standing registered in his name on the books of the company, in person or by proxy duly appointed in writing and filed with the Secretary of the meeting, on all questions and elections. No proxy shall be voted after three years from its date unless said proxy provides for a longer period.

         SECTION 6. Organization. The President or Chairman of the Board may call meetings of the shareholders to order and may act as Chairman of such meetings, unless otherwise determined by the holders of a majority of all the shares of the Capital Stock present in person or by proxy at the meeting. The Secretary of the company shall act as Secretary of all meetings of the company, but in the absence of the Secretary at any meeting of the shareholders or his inability to act as Secretary, the presiding officer may appoint any person to act as Secretary of the meeting.

         SECTION 7. Inspectors. Whenever any shareholder present at a meeting of shareholders shall request the appointment of inspectors, a majority of the shareholders present at such meeting and entitled to vote thereat, shall appoint inspectors who need not be shareholders. If the right of any person to vote at such meeting shall be challenged, the inspectors of election shall determine such right. The inspectors shall receive and count the votes either upon an election or for the decision of any question and shall determine the result. Their certificate of any vote shall be prima facie evidence thereof.

         SECTION 8. Giving Notice. Any notice required by statute or by these By-Laws to be given to the shareholders, or to directors, or to any officer of the company, shall be deemed to be sufficient to be given by depositing the same in a post office box, in a sealed, postpaid wrapper, addressed to such shareholder, director or officer at his last known address as appears on the books and records of the company, and such notice shall be deemed to have been given At the time of such mailing.





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         SECTION 9.       New Shareholders.  Every person becoming a
shareholder in this company shall be deemed to assent to these By-Laws and shall designate to the Secretary the address to which he desires that the notice herein required to be given may be sent, and all notices mailed to such addresses, with postage prepaid, shall be considered as duly given at the date of mailing, and any person failing to so designate his address shall be deemed to have waived notice of such meeting.

                                  ARTICLE III

                                   DIRECTORS

         SECTION 1. Number and Term of Directors. The business property and affairs of this company shall be managed by a Board of Directors composed of not less than three nor more than seven members, who need not be shareholders. At each annual meeting, or any special meeting where election of directors is to be. considered, before proceeding with the election of directors, the shareholders shall by resolution designate the number of directors within the foregoing. Each director shall hold office for the term for which he is elected and until his successor is elected and qualified.

         SECTION 2. Place of Meeting. The directors may hold their meetings in such place or places within or without this state as a majority of the Board of Directors may, from time to time, determine.

         SECTION 3. Meetings. Meetings of the Board of Directors may be called at any time by the Chairman of the Board, President or Secretary, or by a majority of the Board of Directors. Directors shall be notified of the date, time and place of all meetings of the Board at least 24 hours prior thereto, except that no notice will be required in connection with regular meetings of the Board if so provided by appropriate resolution of the Board, and if the date, time and place of such meetings are also covered by Board resolution.
Any director, however, shall be deemed to have waived such notice by his attendance at any meeting.

         SECTION 4. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business, and if at any meeting of the Board of Directors there be less than a quorum present, a majority of those present may adjourn the meeting from time to time.

         SECTION 5. Vacancies. Vacancies in the Board of Directors shall be filled by the remaining members of the Board and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the stockholders or at any special meeting duly called for that purpose.





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         SECTION 6.       Delegation of Powers.  For any reason deemed
sufficient by the Board of Directors, whether occasioned by absence or otherwise, the Board may delegate all or any of the powers and duties of any officer to any other officer or director, but no officer or director shall execute, acknowledge or verify any instrument in more than one capacity.

         SECTION 7. Power to Appoint Executive Committee. The Board of Directors shall have power to appoint by resolution an executive committee and/or any other committee composed of one or more directors who, to the extent provided in such resolution, shall have and exercise the authority of the Board of Directors in the management of the business of the company between meetings of the Board.

         SECTION 8. Compensation. The compensation of directors, officers and agents may be fixed by the Board.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. The Board of Directors shall select a President, a Secretary and a Treasurer and may select a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, who need not be stockholders and who shall be elected by the Board of Directors at their regular annual meeting. The term of office shall be for one year and until their successors are chosen. No one of such officers, except the President, need be a director, but a Vice President who is not a director cannot succeed to or fill the office of the President. Any two of the above offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The Board of Directors may fix the salaries of the officers of the Company.

         SECTION 2. The Board of Directors may also appoint such other officers and agents, including a Chairman of the Board, as they may deem necessary for the transaction of the business of the company. All officers and agents shall respectively have such authority and perform such duties in the management of the property and affairs of the corporation as may be designated by the Board of Directors. Without limitation of any right of an officer or agent to recover damages for breach of contract, the Board of Directors may remove any officer or agent whenever, in their judgment, the business interests of the company will be served thereby.

         SECTION 3. The Board of Directors may secure the fidelity of any or all of its officers and of any employee by bond or otherwise.





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                                   ARTICLE V

                               DUTIES OF OFFICERS

         SECTION 1. Chairman of the Board. He may preside at all meetings of the shareholders and Board of Directors when present. The Chairman of the Board may be the chief executive officer of the corporation, and in the recess of the Board of Directors may have the general control and management of its business affairs as the Board of Directors may from time to time determine, subject, however, to the right of the Board of Directors to delegate any specific power to any other officer or officers of the corporation.

         SECTION 2. President. The President, in the absence of the Chairman of the Board, may preside at all meetings of the shareholders and Board of Directors. He may have general supervision of the affairs of the corporation, shall sign or countersign all certificates, contracts or other instruments of the corporation, as authorized by the Board of Directors, shall make reports to the Board of Directors and shareholders, and shall perform such other duties as are incident to the office or are properly required of him by the Board of Directors.

         SECTION 3. Vice President. In case the office of President shall become vacant by death, resignation, or otherwise, or in case of the absence of the President, or his disability to discharge the duties of his office, such duties shall, for the time being, devolve upon the Vice President who shall do and perform such other acts as the Board of Directors may, from time to time, authorize him to do, but a Vice President who is not a director cannot succeed to or fill the office of President.

         SECTION 4. Treasurer. The Treasurer shall have custody and keep account of all money, funds and property of the company, unless otherwise determined by the Board of Directors, and he shall render such accounts and present such statement to the directors and President as may be required of him. He shall deposit all funds of the company which may come into his hands in such bank or banks as the Board of Directors may designate. He shall keep his bank accounts in the name of the company, and shall exhibit his books and accounts, at all reasonable times, to any director of the company upon application at the office of the company during business hours. He shall pay out money as the business may require upon the order of the properly constituted officer or officers of the company, taking proper vouchers therefor; provided, however, that the Board of Directors shall have power by resolution to delegate any of the duties of the Treasurer to other officers, and to provide by what officers, if any, all bills, notes, checks, vouchers, orders or other instruments shall be countersigned. He shall perform, in addition, such other duties as may be delegated to him by the Board of Directors.





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         SECTION 5.       Secretary.  The Secretary of the company shall keep
the minutes of all the meetings of the shareholders and Board of Directors in books provided for that purpose; he shall attend to the giving and receiving of all notices of the company; he shall sign, with the President or Vice President, in the name of the company, all contracts authorized by the Board of Directors, and when necessary shall affix the corporate seal of the company thereto; he shall have charge of the certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors may direct; all of which shall, at all reasonable times, be open to the examination of any director upon application at the office of Secretary, and in addition, such other duties as may be delegated to him by the Board of Directors.

         SECTION 6. Assistant Secretary and Assistant Treasurer. The Assistant Secretary, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary. The Assistant Treasurer, in the absence or disability of the. Treasurer, shall perform the duties and exercise the powers of the Treasurer.

                                   ARTICLE VI

                                INDEMNIFICATION

         Any person shall be indemnified and reimbursed by this Company for expenses actually and reasonably incurred by him or her and liabilities imposed upon him or her in connection with or arising out of any action, suit or proceeding, civil or criminal, or threat thereof, in which he or she may be involved by reason of his or her being or having been a director, officer, or employee of this Company, or of any firm, corporation or organization which he or she served in any capacity at the request of the Company, to the maximum extent permitted by, and in accordance with, the relevant provisions of the corporate laws of Tennessee. Neither this Company nor its directors or officers shall be liable to anyone for any determination of such directors or officers as to the existence or absence of conduct which would provide a basis for making or refusing to make any payment hereunder or for taking or omitting to take any other action hereunder, in reliance upon the advice of counsel. A court of competent jurisdiction may make a determination as to the right of a person to indemnification and reimbursement hereunder in any specific case upon the application of such person, despite the failure or refusal of the directors and shareholders to make provision therefor. The foregoing right of indemnification and reimbursement shall not be exclusive of other rights to which such person may be entitled as a matter of law and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding anything herein to the contrary, the right of indemnification herein provided shall be applicable only to the extent that such liabilities and expenses are not otherwise recoverable by or through (i) policies of insurance which may be carried by or for the benefit of such persons, or this corporation, or any other corporation or organization, or (ii) other rights





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against unrelated third parties.  The indemnification rights covered herein shall continue to apply to an individual who has ceased to be a director, officer or employee.

                                  ARTICLE VII

                            EXECUTION OF INSTRUMENTS

         SECTION 1. Checks, Etc. All checks, drafts and orders for payment of money shall be signed in the name of the company by such officers or agents as the Board of Directors, or the Executive Committee, shall from time to time designate for that purpose.

         SECTION 2. Contracts, Conveyances, Etc. Conveyances, notes, bills and other instruments may be executed by the President or any Vice President, and the Secretary or any Assistant Secretary, with authority to affix the corporate seal thereto, provided, however, that if, in any case, the directors or executive committee shall see fit to direct a different method of execution or signature, then execution may be in that manner, notwithstanding any other provisions of the By-Laws relating thereto.

                                  ARTICLE VIII

                                   AMENDMENTS

         SECTION 1. The shareholders or the Board of Directors may alter, amend, add to or repeal these By-Laws, including the fixing and altering of the Board of Directors; provided that the Board of Directors shall not make or alter any By-Laws fixing their qualifications, classifications or term of office.





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